As filed with the Securities and Exchange Commission on May 19, 1998.
                                                REGISTRATION NO. 333-____

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                ____________

                                  FORM S-3
                           Registration Statement
                                    Under
                         The Securities Act of 1933
                                ____________

                                 NEWELL CO.
           (Exact Name of Registrant as Specified in Its Charter)
                     Delaware                        36-3514169
           (State or Other Jurisdiction          (I.R.S. Employer
                of Incorporation or             Identification No.)
                   Organization)

                   Newell Center                Dale L. Matschullat
             29 East Stephenson Street           4000 Auburn Street
             Freeport, Illinois 61032         Rockford, Illinois 61125
                  (815) 235-4171                   (815) 969-6101
              (Address, Including Zip      (Name, Address, Including Zip
            Code, and Telephone Number,     Code, and Telephone Number,
              Including Area Code, of      Including Area Code, of Agent
              Registrant's Principal                for Service)
                Executive Offices)

                                   With Copies to:

               Andrea L. Horne, Esq.         Thomas I. Webb, Jr., Esq.
               Schiff Hardin & Waite       Shumaker, Loop & Kendrick, LLP
                 7300 Sears Tower             North Courthouse Square
              Chicago, Illinois 60606               1000 Jackson
                  (312) 876-1000                 Toledo, Ohio 43624
                                                   (419) 241-9000

                               ______________

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration
   Statement.
        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/
        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ ________________

        If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ _____________
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

                     CALCULATION  OF  REGISTRATION  FEE

                                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
       TITLE OF EACH CLASS OF           AMOUNT TO BE          AGGREGATE PRICE      AGGREGATE OFFERING     REGISTRATION
    SECURITIES TO BE REGISTERED          REGISTERED            PER SHARE (1)            PRICE (1)             FEE
    ---------------------------         ------------          ----------------     ------------------     ------------
   Common Stock, Par Value $1.00
   Per Share (including Preferred         3,094,214                $46.91             $145,149,579          $42,820
   Stock Purchase Rights) . . . .


   (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on $46.91, the average of the high and low prices of the Common Stock on May 14, 1998, as reported in the consolidated reporting system. The value attributable to the Preferred Stock Purchase Rights is reflected in the value attributable to the Common Stock.

                          _________________________

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MAY 19, 1998

                                 PROSPECTUS

                                 NEWELL CO.

                              3,094,214 SHARES
                   COMMON STOCK, $1.00 PAR VALUE PER SHARE
             (INCLUDING RELATED PREFERRED STOCK PURCHASE RIGHTS)

        The 3,094,214 shares of common stock, par value $1.00 per share (the "Common Stock"), together with the Preferred Stock Purchase Rights (the "Rights"), offered to the public hereby (collectively, the "Shares") are outstanding shares of Newell Co., a Delaware corporation (the "Company"), that may be sold by the Selling Stockholders as set forth under "Selling Stockholders." The Company does not expect to receive any part of the proceeds from the sale of the Shares. See "Use of Proceeds." The Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Chicago Stock Exchange (the "CSE") under the symbol NWL. On May 18, 1998, the closing sale price for the Common Stock (as reported on the NYSE Composite Tape) was $46.25 per Share.
                             ___________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
             THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION NOR HAS THE COMMISSION OR
                 ANY STATE SECURITIES COMMISSION PASSED UPON
                  THE ACCURACY OR ADEQUACY OF THIS PROSPEC-
                    TUS.  ANY REPRESENTATION TO THE CON-
                        TRARY IS A CRIMINAL OFFENSE.
                             __________________

        The Company has been advised that sales of the Shares may be made from time to time by or for the account of the Selling Stockholders on the NYSE or the CSE, in the over-the-counter market, in private transactions, through broker-dealers or otherwise. Any such sales will be made either at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Any broker-dealer may either act as agent for the Selling Stockholders or may purchase any of the Shares as principal and thereafter may sell such Shares from time to time in transactions on the NYSE or the CSE or in the over-the-counter market at prices prevailing at the time of sale or at negotiated prices.

                   _______________________________________


              THE DATE OF THIS PROSPECTUS IS ___________, 1998.

                           AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center, New York, New York 10048, and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Common Stock is listed on the NYSE and the CSE and such reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and at the offices of the CSE, One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605-1070. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

        The Company has filed with the SEC a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the financial statements and notes thereto incorporated by reference as a part thereof, which are on file at the offices of the SEC and may be obtained upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the SEC.


              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents filed by the Company pursuant to the Exchange Act are hereby incorporated by reference:

        (a)  The Company's Annual Report on Form 10-K and Form
             10K/A for the fiscal year ended December 31, 1997;

        (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

        (c)  The Company's Current Report on Form 8-K dated March 4,
             1998;

        (d)  The Company's Current Report on Form 8-K dated May
             11, 1998;

        (e) The description of the Common Stock contained in the Company's Registration Statement on Form 8-B dated June 30, 1987;

        (f) The description of the Rights contained in the Company's Registration Statement on Form 8-A dated
             October 25, 1988, including any amendment or report filed for the purpose of updating such description; and


        (g) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

        Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS WHICH ARE INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: RICHARD H. WOLFF, SECRETARY, NEWELL CO., 4000 AUBURN STREET, ROCKFORD, ILLINOIS 61125 (TELEPHONE: (815) 969-6111).


                         FORWARD-LOOKING STATEMENTS

        Certain of the matters discussed in this Prospectus and in the documents incorporated by reference herein may constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements may relate to, but are not limited to, such matters as sales, income, earnings per share, return on equity, capital expenditures, dividends, capital structure, free cash flow, debt to capitalization ratios, internal growth rates, future economic performance, management's plans, goals and objectives for future operations and growth or the assumptions relating to any of the forward-looking information. Such statements generally are accompanied by words such as "intend," "anticipate," "believe,"

   "estimate," "project," "expect," "should" or similar statements. The Company cautions that forward-looking statements are not guarantees since there are inherent difficulties in predicting future results, and that actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those discussed below and the matters set forth in this Prospectus and the documents incorporated by reference herein. This section is included pursuant to the Reform Act and with the intention of obtaining the benefits of the so-called "safe harbor" provisions of the Reform Act.

   RETAIL ECONOMY

        The Company's business depends on the strength of the retail economies in various parts of the world, primarily in the U.S. and to a lesser extent in Asia (including Australia and New Zealand), Canada, Europe (including the Middle East and Africa) and Latin America (including Mexico and Central America), which are affected by such factors as consumer demand, the condition of the consumer products retail industry and weather conditions. In recent years, the consumer products retail industry has been characterized by intense competition and consolidation among both product suppliers and retailers.

   NATURE OF THE MARKET PLACE

        The Company competes with numerous other manufacturers and distributors of consumer products, many of which are large and well established. In addition, the Company's principal customers are volume purchasers, many of which are much larger than the Company and have strong bargaining power with suppliers. The rapid growth of large mass merchandisers, such as discount stores, warehouse clubs, home centers and office superstores, together with changes in consumer shopping patterns, have contributed to a significant consolidation of the retail industry and the formation of dominant multi-category retailers. Other trends among retailers are to require manufacturers to maintain or reduce product prices or deliver products with shorter lead times, or for the retailers to import generic products directly from foreign sources. The combination of these market influences has created an intensely competitive environment in which the Company's principal customers continuously evaluate which product suppliers to use, resulting in pricing pressures and the need for ongoing improvements in customer service.

   GROWTH BY ACQUISITION

        The acquisition of companies that sell branded, staple consumer product lines to volume purchasers is one of the foundations of the Company's growth strategy. The Company's ability to continue to make sufficient strategic acquisitions at reasonable prices and to integrate the acquired business within a reasonable period of time are important factors in the Company's future earnings growth.

   FOREIGN OPERATIONS

        Foreign operations, which include manufacturing in Canada, Mexico, Colombia, Venezuela and many countries in Europe and importing products from the Far East, increasingly are becoming important to the Company's business. Foreign operations can be affected by factors such as currency devaluation and other currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks.

                                 THE COMPANY

        The Company is a manufacturer and full-service marketer of staple consumer products sold to high-volume purchasers, including discount stores and warehouse clubs, home centers and hardware stores, and office superstores and contract stationers. The Company's basic business strategy is to merchandise a multi-product offering of brand name consumer products, which are concentrated in product categories with relatively steady demand not dependent on changes in fashion, technology or season, and to differentiate itself by emphasizing superior customer service. The Company's multi-product offering consists of staple consumer products in three major product groups:
   Hardware and Home Furnishings, Office Products, and Housewares.

        The Company's growth strategy emphasizes acquisitions and internal growth. The Company has grown both domestically and internationally by acquiring businesses with brand name product lines and improving the profitability of such businesses through an integration process called "Newellization." The Company supplements acquisition growth with internal growth, principally by introducing new products, entering new domestic and international markets, adding new customers, cross-selling existing product lines to current customers and supporting its U.S.-based customers' international expansion.

        The Company's principal corporate offices are located at the Newell Center, 29 East Stephenson Street, Freeport, Illinois 61032, and its telephone number is (815) 235-4171.

                            SELLING STOCKHOLDERS

        The Shares covered by this Prospectus are being offered by or for the account of the Selling Stockholders listed in the table below (the "Selling Stockholders"). The Selling Stockholders were executive officers, directors and/or stockholders of CALPHALON Corporation, an Ohio corporation ("Calphalon") which became a wholly-owned subsidiary of the Company on May 7, 1998, as a result of the merger of a wholly owned subsidiary of the Company into Calphalon (the "Merger"). Pursuant to the Merger, all of the outstanding shares of common stock of Calphalon owned by the Selling Stockholders were converted into the Shares. Except as a result of their respective stock ownership of, and positions with, Calphalon prior to its acquisition by the Company, none of the Selling Stockholders or any of their affiliates has had within the past three years any material relationship with the Company or any of its affiliates.

        The Selling Stockholders currently hold 2,966,486 Shares. Pursuant to the terms and conditions of an Escrow Agreement, dated May 7, 1998 (the "Escrow Agreement"), between the Company, the Selling Stockholders and Firstar Trust Company (the "Escrow Agent"), the Selling Stockholders have the right to receive up to an additional 127,728 Shares. The Escrow Agreement will terminate (i) with respect to 63,864 of such Shares, on the earlier of May 7, 1999 and the date on which the Company's independent accountants issue their report with respect to the Company's audited consolidated financial statements for the fiscal year ending December 31, 1998, and (ii) with respect to the remaining 63,864 of such Shares, on May 7, 2000. Pursuant to the terms of the Escrow Agreement, the Selling Stockholders may direct the Escrow Agent to sell, pursuant to this Prospectus and through brokers designated by the Selling Stockholders, all or any part of the Shares subject to the Escrow Agreement prior to the termination of the Escrow Agreement, provided that the proceeds from the sale of the Shares are immediately redeposited in the escrow account until the applicable termination of the Escrow Agreement.

        The following table sets forth certain information as of May 14, 1998 with respect to the shares of Common Stock held by each Selling
   Stockholder:


                                     SHARES BENEFICIALLY          SHARES          SHARES BENEFICIALLY
                                        OWNED PRIOR TO            BEING             OWNED AFTER THE
                  NAME                 THE OFFERING(1)          OFFERED(1)            OFFERING(2)
                  ----                 ---------------          ----------         ------------------
   Peter T. Barnhart                        115,448 <F3>          16,478                98,970 <F3>
   Jeffrey E. Cooley                        527,712 <F4>         527,712 <F4>             -0-
   Dean P. Kasperzak (5)                    630,745 <F6>         630,745 <F6>             -0-
   Sara Jane Kasperzak (5)                2,018,412 <F7>       2,018,412 <F7>             -0-
   Thomas I. Webb, Jr.                        3,900                3,900                  -0-
   Key Trust Company of Ohio,               618,199 <F8>         618,199 <F8>             -0-
      N.A.,  f.b.o. Ronald M.
      Kasperzak  Marital Trust B

   ___________________________________

   <F1>  Includes Shares held pursuant to the Escrow Agreement as described above.

   <F2>  Assumes that all of the Shares being offered are sold by the
         Selling Stockholders pursuant to this Prospectus. As required by its agreement with the Selling Stockholders, the Company intends to keep the Registration Statement effective until one year after the date of this Prospectus. Accordingly, it is currently anticipated that unsold Shares could thereafter be sold in reliance upon Rule 144 under the Securities Act.




   (3) Peter Barnhart has the right to acquire 98,970 of the shares of Common Stock referenced upon the exercise of currently exercisable options which were granted to him under the Company's Amended 1993 Stock Option Plan in connection with the
        Merger in exchange for his options to acquire shares of Calphalon's stock.

   (4)  Includes (i) 26,132 Shares held in Jeffrey Cooley's IRA Rollover
        Account established with McDonald & Company Securities, Inc. and
        (ii) 28,862 Shares held in Calphalon's 401(k) Retirement Plan.

   (5) Sara Jane Kasperzak is the step-mother of Dean Kasperzak, but each of them disclaims any beneficial ownership in the Shares held by the other.

   (6)  Includes 103,033 Shares held by Key Trust Company of Ohio, N.A.
        ("Key Trust") as Trustee of the Ronald M. Kasperzak Marital Trust
        B (the "Marital Trust B") created under the Ronald M. Kasperzak
        Amended Trust Agreement, dated April 12, 1989, which, upon the death of Sara Jane Kasperzak, Dean Kasperzak will inherit.

   (7)  Includes 618,199 Shares held by Key Trust as Trustee of the
        Marital Trust B, under which Sara Jane Kasperzak is the lifetime income beneficiary.

   (8) Key Trust, as Trustee of the Marital Trust B, currently has the power to vote and, subject to the terms of the Escrow Agreement, dispose of, the Shares referenced.


                               USE OF PROCEEDS

        The Selling Stockholders will receive all of the proceeds from any sale of the Shares. The Company does not expect to receive any proceeds from the sale of the Shares, although, as a result of the operation of the Escrow Agreement, the Company may become entitled to receive proceeds from the sale of some or all of the Shares held in escrow, if required to satisfy the Selling Stockholders' indemnification obligations in connection with the Merger. If and to the extent the Company receives proceeds from the sale of Shares, it intends to use such proceeds for general corporate purposes.


                            PLAN OF DISTRIBUTION

        The Shares may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling
   Stockholders or the purchasers of such securities for whom they may act as agents. The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The
   Shares may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.
   The sale of the Shares may be effected in transactions (which may involve crosses or block transactions) (a) on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, (b) in the over-the-counter market or (c) otherwise than on such exchanges or in the over-the-counter market.

        To comply with the securities laws of certain jurisdictions, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

        The Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders. The foregoing may affect the marketability of such securities.

        The Selling Stockholders will be indemnified by the Company against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company will be indemnified by the Selling
   Stockholders against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.


                                LEGAL OPINION

        The legality of the Shares offered hereby has been passed upon for the Company by Schiff Hardin & Waite, 7300 Sears Tower, Chicago,
   Illinois 60606. Schiff Hardin & Waite has advised the Company that a member of the firm participating in the representation of the Company in this offering owns approximately 3,800 shares of Common Stock of the Company.


                                   EXPERTS

        The Consolidated Financial Statements of the Company incorporated by reference herein from the Company's Annual Report on Form 10-K have been incorporated by reference herein in reliance upon the reports of Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and upon the authority of said firm as experts in accounting and auditing.




                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth an itemized statement of all expenses in connection with the distribution of the securities being registered hereby. All amounts shown below are estimates, except the registration fee.

        Registration fee of Securities and Exchange Commission . $ 42,820
        Stock Exchange Listing Fees  . . . . . . . . . . . . . . . 18,330
        Accountants' fees and expenses . . . . . . . . . . . . . .  5,000
        Legal fees and expenses  . . . . . . . . . . . . . . . . . 10,000
        Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . .  850
                                                                 --------
             Total   . . . . . . . . . . . . . . . . . . . . . . $ 77,000
                                                                 ========



   ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Restated Certificate of Incorporation and By-Laws of the registrant provide for indemnification by the registrant of each of its directors and officers to the fullest extent permitted by law for liability (including liability arising under the Securities Act) of such director or officer arising by reason of his or her status as a director or officer of the registrant, provided that he or she met the standards established in the Restated Certificate of Incorporation, which include requirements that he or she acted in good faith and in a manner he or she reasonably believed to be in the registrant's best interest. The registrant will also advance expenses prior to final disposition of an action, suit or proceeding upon receipt of an undertaking by the director or officer to repay such amount if the director or officer is not entitled to indemnification. All rights to indemnification and advancement of expenses are deemed to be a contract between the registrant and its directors and officers. The determination that a director or officer has met the standards established in the Restated Certificate of Incorporation and By-Laws may be made by majority vote of a quorum consisting of disinterested directors, an opinion of counsel (regardless of whether such quorum is available), a majority vote of stockholders, or a court (which may also overturn any of the preceding determinations). The registrant has purchased insurance against liabilities of directors or officers, as permitted by the Restated Certificate of Incorporation and By-Laws.
   The registrant also has entered into indemnification agreements with each of its directors and officers which provide that the directors and officers will be entitled to their indemnification rights as they existed at the time they entered into the agreement, regardless of subsequent changes in the registrant's indemnification policy.




        Pursuant to the registration rights agreement, dated May 7, 1998, between the Company and the Selling Stockholders, the Company has agreed to indemnify the Selling Stockholders and the officers, directors, agents and employees of each Selling Stockholder, and the Selling Stockholders have agreed to indemnify the Company and its officers, directors, agents and employees, against certain liabilities, including certain liabilities under the Securities Act.

   ITEM 16. EXHIBITS

        The Exhibits filed herewith are set forth on the Index to Exhibits filed as a part of this Registration Statement on page II-5 hereof.

   ITEM 17.  UNDERTAKINGS

        The undersigned registrant hereby undertakes:

             1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs 1(a) and 1(b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

             2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




             4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on this 15th day of May, 1998.

                                      NEWELL CO.
                                      (Registrant)


                                      By: /s/ William T. Alldredge
                                          ------------------------------
                                           William T. Alldredge
                                           Vice President - Finance

        Each person whose signature appears below appoints John J.
   McDonough and William T. Alldredge or either of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any amendments to this Registration Statement that either of such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange
   Commission with respect thereto, in connection with this Registration
   Statement, which amendments may make such changes in such Registration
   Statement as either of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that either of said attorneys shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



   SIGNATURE                                                  TITLE                    DATE
   ---------                                                  -----                    ----
   /s/ John J. McDonough                  Executive Officer (Principal Executive       May 15, 1998
   -------------------------------        Officer) and Director
   John J. McDonough

   /s/ Thomas A. Ferguson, Jr.            President and Chief Operating Officer and    May 15, 1998
   -------------------------------        Director
   Thomas A. Ferguson, Jr.

   /s/ Donald L. Krause                   Senior Vice President - Corporate Controller May 15, 1998
   -------------------------------        (Principal Accounting Officer)
   Donald L. Krause




   SIGNATURE                                                  TITLE                    DATE
   ---------                                                  -----                    ----


   /s/ William T. Alldredge               Vice President - Finance (Principal          May 15, 1998
   -------------------------------        Financial Officer)
   William T. Alldredge

   /s/ William P. Sovey                   Chairman of the Board of Directors           May 15, 1998
   -------------------------------
   William P. Sovey

   /s/ Alton F. Doody                     Director                                     May 15, 1998
   -------------------------------
   Alton F. Doody

   /s/ Gary H. Driggs                     Director                                     May 15, 1998
   -------------------------------
   Gary H. Driggs

                                          Director
   -------------------------------
   Daniel C. Ferguson

   /s/ Robert L. Katz                     Director                                     May 15, 1998
   -------------------------------
   Robert L. Katz

   /s/ Elizabeth Cuthbert Millett         Director                                     May 15, 1998
   -------------------------------
   Elizabeth Cuthbert Millett

                                          Director
   -------------------------------
   Cynthia A. Montgomery

   /s/ Allan P. Newell                    Director                                     May 15, 1998
   -------------------------------
   Allan P. Newell

   /s/ Henry B. Pearsall                  Director                                     May 15, 1998
   -------------------------------
   Henry B. Pearsall


                         INDEX TO EXHIBITS


   EXHIBIT
    INDEX                             EXHIBIT
   -------

     5.1          Opinion of Schiff Hardin & Waite

    12.1 Computation of Ratio of Earnings to Fixed Charges of Newell Co. (incorporated by reference to Exhibit 12 to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998)

    23.1          Consent of Arthur Andersen LLP

    23.2 Consent of Schiff Hardin & Waite (contained in their opinion filed as Exhibit 5.1)

    24.1 Powers of attorney (set forth on the signature page of this Registration Statement)